EXHIBIT 99.1

Press Release Dated May 28, 2020

Geron Corporation Reports First Quarter 2020 Financial Results

MENLO PARK, Calif., May 28, 2020 -- Geron Corporation (Nasdaq: GERN) today reported financial results for the first quarter ended March 31, 2020. The Company will host a conference call today at 4:30 p.m. ET to discuss the recently announced planned Phase 3 clinical trial in refractory MF, as well as an update on the ongoing IMerge Phase 3 clinical trial in lower risk MDS and first quarter financial results.

Financial Resources

As of March 31, 2020, Geron had approximately $133 million in cash, cash equivalents, and current and non-current marketable securities. Based on current planning assumptions, the Company estimates these financial resources, combined with the estimated net proceeds of approximately $140 million from the recently closed public offering of securities, provide sufficient funds for the Company’s operations into the second half of 2022 when top-line results for the IMerge Phase 3 clinical trial in lower risk myelodysplastic syndromes (MDS) are expected, as well completion of patient enrollment for the planned Phase 3 clinical trial in refractory myelofibrosis (MF).

Revised 2020 Guidance

The Company expects its 2020 operating expense burn to range from $70 to $75 million. This guidance reflects cash conservation measures implemented in April due to the COVID-19 pandemic, such as suspending travel and postponing a planned imetelstat proof of concept study. It also reflects new costs for startup activities associated with the planned Phase 3 clinical trial in refractory MF and additional costs for the expansion of clinical sites for the IMerge Phase 3 clinical trial.

First Quarter 2020 Results

For the first quarter of 2020, the Company reported a net loss of $16.4 million, or $0.08 per share, compared to $10.1 million, or $0.05 per share, for the comparable 2019 period.

Revenues for the first quarter of 2020 were $52,000 compared to $57,000 for the comparable 2019 period. Royalty revenues in 2020 and 2019 primarily reflect estimated royalties from sales of cell-based research products from the Company’s divested stem cell assets. In connection with the divestiture of Geron’s human embryonic stem cell assets, including intellectual property and proprietary technology, to Lineage Cell Therapeutics, Inc. (formerly BioTime, Inc., which acquired Asterias Biotherapeutics, Inc.) in 2013, Geron is entitled to receive royalties on future product sales.

Total operating expenses for the first quarter of 2020 were $16.9 million compared to $11.4 million for the comparable 2019 period.

Research and development expenses for the first quarter of 2020 were $10.8 million compared to $5.9 million for the comparable 2019 period. The increase in research and development expenses, compared to the same period in 2019, primarily reflects higher clinical development costs associated with the IMerge Phase 3 clinical trial and higher personnel-related costs for the additions to the development team in 2019.

General and administrative expenses for the first quarter of 2020 were $6.1 million compared to $5.5 million for the comparable 2019 period. The increase in general and administrative expenses in the first quarter of 2020 compared to same period in 2019 primarily reflects increased personnel-related expenses for additional general and administrative headcount to support growing operational activities.

Interest and other income for the first quarter of 2020 was $0.8 million compared to $1.2 million for the comparable 2019 period. The decrease in interest and other income for 2020 compared to 2019 primarily reflects lower yields on the Company’s reduced marketable securities portfolio.

Conference Call

Geron will host a conference call at 4:30 p.m. ET on Thursday, May 28, 2020 to discuss the planned Phase 3 clinical trial in refractory MF, as well as an update on the ongoing IMerge Phase 3 clinical trial in lower risk MDS and first quarter financial results.

Participants may access the conference call live via telephone by dialing domestically +1 (833) 513-0551 or internationally +1 (647) 689-4209. The conference ID is 5582655. A live, listen-only webcast will also be available on the Company’s website at www.geron.com/investors/events. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for 30 days.

About Imetelstat

Imetelstat is a novel, first-in-class telomerase inhibitor exclusively owned by Geron and being developed in hematologic myeloid malignancies. Early clinical data suggest imetelstat may have disease-modifying activity through the apoptosis of malignant stem and progenitor cells, which allows potential recovery of normal hematopoiesis. Geron’s imetelstat development program includes two registration-enabling studies, IMerge, an ongoing Phase 2/3 clinical trial in lower risk myelodysplastic syndromes (MDS), and a planned Phase 3 clinical trial in refractory myelofibrosis (MF) expected to be open for patient screening and enrollment in the first quarter of 2021. Imetelstat has been granted Fast Track designation by the United States Food and Drug Administration for both the treatment of patients with non-del(5q) lower risk MDS who are refractory or resistant to an erythropoiesis-stimulating agent and for patients with Intermediate-2 or High-risk MF whose disease has relapsed after or is refractory to janus kinase (JAK) inhibitor treatment.

About Geron

Geron is a late-stage clinical biopharmaceutical company focused on the development and potential commercialization of a first-in-class telomerase inhibitor, imetelstat, in hematologic myeloid malignancies. For more information about Geron, visit www.geron.com.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) that the Company estimates its financial resources, combined with the estimated net proceeds of approximately $140 million from the recently closed public offering of securities, provide sufficient funds for the Company’s operations into the second half of 2022 when top-line results for the IMerge Phase 3 clinical trial in lower risk myelodysplastic syndromes (MDS) are expected, as well completion of patient enrollment for the planned Phase 3 clinical trial in refractory MF; (ii) that the Company expects its 2020 operating expense burn to range from $70 to $75 million; (iii) that the Company has planned a Phase 3 clinical trial in refractory MF and that is expected to be open for patient screening and enrollment in the first quarter of 2021; (iv) that imetelstat may have disease-modifying activity; and (v) other statements that are not historical facts, constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (i) whether the COVID pandemic slows or prohibits the Company’s ability to have top-line results from the IMerge Phase 3 clinical trial in the second half of 2022, the screening and enrollment of patients into the planned Phase 3 clinical trial in refractory MF in the first quarter of 2021 and/or the completion of patient enrollment for the planned Phase 3 clinical trial in refractory MF in the second half of 2022; (ii) whether regulatory authorities permit the further development of imetelstat on a timely basis, or at all, without any clinical holds; (iii) whether imetelstat is safe and efficacious, and whether any future efficacy or safety results may cause the benefit-risk profile of imetelstat to become unacceptable; (iv) the need for future capital; and (v) whether imetelstat demonstrates disease-modifying activity in clinical trials. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including Geron’s quarterly report on Form 10-Q for the quarter ended March 31, 2020. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Financial table follows.

GERON CORPORATION
CONDENSED STATEMENTS OF OPERATIONS

	UNAUDITED Three Months Ended March 31,
(In thousands, except share and per share data)	2020	2019
Revenues:
License fees and royalties	$52	$57

Operating expenses:
Research and development	10,802	5,906
General and administrative	6,120	5,452
Total operating expenses	16,922	11,358
Loss from operations	(16,870)	(11,301)

Interest and other income	754	1,162
Change in fair value of equity investment	(195)	98
Other expense	(44)	(18)
Net loss	$(16,355)	$(10,059)

Basic and diluted net loss per share:
Net loss per share	$(0.08)	$(0.05)
Shares used in computing net loss per share	200,222,092	186,393,128

CONDENSED BALANCE SHEETS

(In thousands)	March 31, 2020	December 31, 2019
	(Unaudited)	(Note 1)
Current assets:
Cash, cash equivalents and restricted cash	$20,564	$13,914
Current marketable securities	111,822	125,681
Other current assets	1,769	2,013
Total current assets	134,155	141,608

Noncurrent marketable securities	1,029	19,651
Property and equipment, net	749	408
Deposits and other assets	6,956	3,850
	$142,889	$165,517

Current liabilities	$16,916	$28,162
Noncurrent liabilities	5,159	2,200
Stockholders’ equity	120,814	135,155
	$142,889	$165,517

Note 1:	Derived from audited financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2019.

CONTACT:
Suzanne Messere
Investor and Media Relations
investor@geron.com
media@geron.com

CG Capital
877-889-1972

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